CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              IVC INDUSTRIES, INC.

                Under Section 242 of the General Corporation Law

              ----------------------------------------------------

      IVC Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

      FIRST: At a special meeting of shareholders held on June 5, 2000, a majority of the holders of the shares of common stock entitled to vote authorized the amendment of the Certificate of Incorporation so that the Article thereof numbered "FOURTH" shall read as follows:

      "FOURTH: The Corporation shall have authority to issue 4,500,000 shares of Common Stock of the par value of $0.08 per share and 250,000 shares of preferred stock of the par value of $0.01 per share. The Board of Directors is hereby expressly authorized to provide for the issuance of the preferred stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series."

      SECOND: The said amendment was duly adopted in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned have signed this Certificate this 5th day of June, 2000.

                                        IVC INDUSTRIES, INC.


                                        By: /s/ E. Joseph Edell
                                            ------------------------------------
                                            E. Joseph Edell
                                            Chief Executive Officer

Attest:


By: /s/ Domenic Golato
    ------------------------------------
    Domenic Golato
    Secretary


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